Exhibit 99.6

AMENDED & RESTATED

SEVERANCE AGREEMENT

THIS AMENDED AND RESTATED SEVERANCE AGREEMENT (“Agreement”) between LSB Industries, Inc., a Delaware corporation (the “Company”), and TONY M. SHELBY (the “Executive”), dated this 27th day of April, 2015.

WHEREAS, the Company deems the services of the Executive to be of great and unique value to the business of the Company, and the Company desires to assure itself of continuity of management and to provide certain benefits to the Executive in the event of termination under certain limited conditions of Executive’s employment with the Company;

WHEREAS, the Company and the Executive have previously entered into a Severance Agreement, dated January 17, 1989, as amended by the Amendment to Severance Agreement, dated December 17, 2008 (collectively, the “Original Severance Agreement”);

WHEREAS, this Agreement replaces in all respects the Original Severance Agreement, and the parties hereto desire that the Original Severance Agreement shall become null and void upon the execution by the parties hereto of this Agreement.

IT IS, THEREFORE, AGREED:

1. Operation of Agreement.

1.1	The “Control Date” shall be the date during the “Change of Control Period” (as defined in Section 1.2) on which a Change of Control (as defined in Section 2) of the Company occurs.

1.2	The “Change of Control Period” is the period commencing on the date hereof and ending on the earlier to occur of (i) the third anniversary of such date, or (ii) the first day of the month coinciding with or next following the Executive’s retirement date (“Normal Retirement Date”) from the Company; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (the date one year after the date hereof and each annual anniversary of such date, is hereinafter referred to as the “Renewal Date”), the Change of Control Period shall be automatically extended so as to terminate on the earlier of (x) three years from such Renewal Date or (y) the first day of the month coinciding with or next following the Executive’s Retirement Date from the Company, unless at least sixty (60) days prior to the Renewal Date the Company shall give notice that the Change of Control Period shall not be so extended.

1.3	For the purposes of this Agreement, the terms:

1.3.1	“Person” shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity;

1.3.2	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement.

2. Change of Control. For purposes of this Agreement, a “Change of Control” means any of the following events occurring during the Change of Control Period:

(a)	individuals who, as of April 1, 2015, constitute the Board of Directors of the Company (the “Board” generally and as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to April 1, 2015, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, or other actual or threatened solicitation of proxies by or on behalf of an individual, entity or group other than the Board) shall be deemed to be, for purposes of this Agreement, a member of the Incumbent Board; or

(b)	the date that any one person, or more than one person acting as a group (as defined in Treas. Regs. Section 1.409A-3), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (other than acquisition by the Golsen Group (as defined below); or

(c)	the date any one person, or more than one person acting as a group (as defined in Treas. Regs. Section 1.409A-3), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company, other than the acquisition by

(i)	any Person or group, which as of the date hereof has such ownership; or

(ii)	any of the Golsen Group (as defined below).

For the purposes of this Agreement, the term “Golsen Group” shall mean:

(A)	Jack E. Golsen;

(B)	the spouse of Jack E. Golsen;

(C)	Barry H. Golsen, Steven J. Golsen and Linda Golsen Rappaport, who are the children of Jack E. Golsen, or any spouse of such children;

(D)	any estate of, or the executor or administrator of any estate of, or any guardian or custodian for, any Person described in subparagraphs (A), (B), or (C), above, so long as such executor, administrator, guardian or custodian is acting only in his, her or its capacity as such;

(E)	any corporation, trust (including any voting trust), general partnership, limited partnership, limited liability company, organization or other entity (whether now existing or hereafter formed) of which at least 80% of the outstanding beneficial voting or equity interest are beneficially owned, directly or indirectly, either (i) by one or more of the Persons described in subparagraphs (A), (B), (C), and (D), above, or (ii) by any combination of one or more of the Persons described in subparagraphs (A), (B), (C), and (D), above; and,

(F)	any other Person (i) who or which is or becomes an Affiliate or Associate of any Person described in subparagraph (A), (B), (C), (D), or (E), above, or (ii) of which any Person described in subparagraph (A), (B), (C), (D), or (E), above, is or becomes an Affiliate or Associate; provided, however, in either case (i) or case (ii) of this subparagraph (F), such other Person is not the Beneficial Owner of 5% or more of the shares of Common Stock of the Company then outstanding (for purposes of determining the number of shares of Common Stock of the Company of which such other Person is the Beneficial Owner under this subparagraph (vii), such other Person shall not be deemed to beneficially own shares of any Person described in subparagraphs (A), (B), (C), (D), or (E), above, solely by reason of an Affiliate or Associate relationship of the kind described in (i) or (ii) above in this subparagraph (F)).

3. Termination.

3.1	Death. This Agreement shall terminate automatically upon the Executive’s death.

3.2	Cause. The Company may terminate the Executive’s employment for “Cause.” For purposes of this Agreement, termination of Executive’s employment by the Company for “Cause” shall mean termination for one of the following reasons:

3.2.1	the Executive shall be mentally or physically disabled from properly and fully performing his duties and responsibilities hereunder for a period of one hundred twenty (120) consecutive days, or one hundred eighty (180) days even though not consecutive, within any three hundred sixty (360) day period, all as determined by the Board in good faith and supported by medical evidence; or

3.2.2	the conviction of the Executive of a felony by a federal or state court of competent jurisdiction; or

3.2.3	an act or acts of embezzlement of the Company’s assets taken by the Executive that resulted in substantial personal enrichment of the Executive at the expense of the Company; or

3.2.4	the Executive’s willful failure during the period in which he is not mentally or physically disabled to follow a direct lawful written order from the Board that is within the reasonable scope of and consistent with the Executive’s duties that the Executive has performed during the sixty (60) days period immediately preceding the Control Date (or, if after the Control Date, the Executive and the Company have agreed in writing to a change in his duties, then such written order must be within the reasonable scope of and consistent with the new duties so agreed by the Executive), which failure is not cured by the Executive within thirty (30) days after receipt by the Executive of written notice from the Company to cure such failure.

3.3	Termination of Employment for Good Reason. The Executive’s employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, “Good Reason” means:

3.3.1	(A) the assignment to the Executive of any duties inconsistent with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities that he has had during the sixty (60) day period immediately preceding the Control Date (or, if after the Control Date, the Executive and the Company have agreed in writing to a change in such position, authority, duties or responsibilities, then such assignment shall not be consistent with the Executive’s new position, authority, duties or responsibilities), or (B) any other action by the Company which results in a diminishment by such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

3.3.2	the Company’s requiring the Executive to be based at any office or location other than that at which the Executive is based at the Control Date, except for travel reasonably required in the performance of the Executive’s responsibilities;

3.3.3	any purported termination by the Company of the Executive’s employment with the Company otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement;

3.3.4	any failure by the Company to comply with and satisfy Section 8.3 of this Agreement; or

3.3.5	a determination by the Board of Directors of the Company, or a committee thereof, or the Chief Executive Officer of the Company that the Executive’s employment with the Company should be terminated without “Cause,” and, as a result of, or in connection with, such determination, the Executive’s employment with the Company is terminated without “Cause,” it being understood that any such termination by the Company shall not be effective for any purpose of this Agreement except as otherwise provided in Section 4.1.

For purposes of this Section 3.3, any good faith determination of “Good Reason” made by the Executive shall be conclusive.

3.4	Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9.2 of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which

3.4.1	indicates the specific termination provision in this Agreement relied upon,

3.4.2	sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and

3.4.3	if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice).

3.5	Date of Termination. “Date of Termination” means, (a) if the termination is for Cause, the date of receipt of the Notice of Termination or any later date specified therein, (which date shall not be more than fifteen (15) days after the giving of such notice), as the case may be, and (b) if the termination is for Good Reason and the Company has not cured the default prior to the expiration of the applicable Cure Period, if any, the day immediately following the expiration date of the Cure Period. If the Executive’s employment is terminated by the Company in breach of this Agreement, the Date of Termination shall be the date on which the Company notifies the Executive of such termination.”

3.6	Notice Upon Termination for Good Reason. Notwithstanding any other provision of this Agreement, if the Executive intends to terminate the Executive’s employment with the Company for Good Reason, the Executive must provide a Notice of Termination within ninety (90) days after the initial existence of the event that constitutes Good Reason. The Company will have thirty-five (35) days after receipt of such written notice to cure the default that constitutes Good Reason (the “Cure Period”).”

3.7	Resignation. Termination of employment by voluntary resignation of the Executive.

4. Obligations of the Company upon Termination.

4.1	Amount of Payment. If

4.1.1	within twenty-four (24) months after the Control Date, the Company shall terminate the Executive’s employment other than for Cause; or

4.1.2	within twenty-four (24) months after the Control Date, the employment of the Executive shall be terminated by the Executive for Good Reason; or

4.1.3	within twenty-four (24) months after the determination by the Board of Directors of the Company, or a committee thereof, or the Chief Executive Officer of the Company that the Executive’s employment with the Company should be terminated without “Cause,” the employment of the Executive with the Company is terminated by the Company without “Cause” as a result of, or in connection with, such determination, then such termination shall be a termination by the Executive for Good Reason for the purposes of this Agreement;

and, in the event of such termination of the Executive pursuant to either 4.1.1 or 4.1.2, above, the Company shall pay to the Executive in a lump sum in cash on the “Payment Date” (as defined below) an amount equal to 2.9 times the “Executive’s Base Amount” (as defined below), and in the event of such termination of the Executive pursuant to 4.1.3, above, the Company shall pay to the Executive in a lump sum in cash on the Payment Date an amount equal to 2.0 times the Executive’s Base Amount, in each case, subject to receipt by the Company of a release executed by the Executive pursuant to and in accordance with Section 4.3 hereof. For the purpose of this Agreement, the “Executive’s Base Amount” shall mean the average annual gross compensation (salary and bonus) paid by the Company to the Executive and includible in the Executive’s gross income during the period consisting of the most recent five taxable years ending before the Control Date; provided, however, that if the Executive has been employed by the Company for less than such five year period immediately preceding the Control Date, then the “Executive’s Base Amount” shall be the average annual gross compensation (salary and bonus) paid by the Company to the Executive and includible in the Executive’s gross income during the most recent number of taxable years ending before the Control Date that the Executive was employed by the Company.

4.2	Payment Date. For purposes of Section 4.1 of this Agreement, the “Payment Date” is the Date of Termination.

4.3

Release. The Company’s obligation to pay Executive the amounts described in Section 4.1 shall be subject to the Executive executing a release of claims against the Company before the end of the Release Expiration Date (defined below) and provided further that nothing contained in such release shall constitute a release of the Company from any obligations it may have to the Executive (a) under this Agreement or any other written agreement between the Executive and the Company in effect as of the Date of Termination; (b) relating to any employee benefit plan, stock option plan, stock option agreement or ownership of the Company’s stock or debt securities; or (c) relating to any rights of indemnification and/or defense under the Company’s certificate of incorporation, bylaws, or coverage under officers and directors insurance. The Company will deliver such release to Executive pursuant to and in accordance with this Section 4.3 within ten (10) business days following the date on which such termination of employment constitutes a separation of service under the terms of this Agreement, and the Company’s failure to deliver such release prior to the expiration of such ten (10) business day period shall constitute a waiver of any requirement to execute such release. Assuming timely delivery of the release by the Company, if the release is pursuant to and in accordance with this Section 4.3, and Executive fails to execute such release on or prior to the Release Expiration Date, Executive will not be entitled to any severance payments or benefits otherwise subject to the release condition. In any case where the date of the separation from service and the Release Expiration Date fall in two separate taxable years, any payments required to be made to Executive that are subject to the release condition and are treated as nonqualified deferred compensation for purposes of Section 409A shall be made in the later taxable year. The term “Release Expiration Date” shall mean the date that is twenty-one (21) days following the date upon which the Company timely delivers to Executive the release contemplated above, or in the event that Executive’s separation from service is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is forty-five (45) days following such delivery.

5. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

6. Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses for one (1) law firm which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement. In order to comply with Section 409A of the Code, in no event shall the payments by the Company under this Section 6 be made later than the end of the calendar year next following the calendar year in which such fees and expenses were incurred, provided, that the Executive shall have submitted an invoice for such fees and expenses at least 10 days before the end of the calendar year next following the calendar year in which such fees and expenses were incurred. The amount of such legal fees and expenses that the Company is obligated to pay in any given calendar year shall not affect the legal fees and expenses that the Company is obligated to pay in any other calendar year, and the Executive’s right to have the Company pay such legal fees and expenses may not be liquidated or exchanged for any other benefit.

7. Confidential Information.

7.1	The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company or any of its affiliated companies and which shall not be public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

7.2	The Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Section 7 will be inadequate, and that the Company, in addition to such other remedies as may be available to it, in law or in equity, shall be entitled to injunctive relief without bond or other security.

8. Successors.

8.1	This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive and the Executive’s legal representatives.

8.2	This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

8.3	In the event of a Change of Control of the Company, any parent company or successor shall, in the case of a successor, by an agreement in form and substance satisfactory to the Executive, expressly assume and agree to perform this Agreement and, in the case of a parent company, by an agreement in form and substance satisfactory to the Executive, guarantee and agree to cause the performance of this Agreement, in each case, in the same manner and to the same extent as the Company would be required to perform if no Change of Control had taken place.

9. Miscellaneous.

9.1	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

9.2	All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Tony M. Shelby

1516 Two Bridge Dr

Oklahoma City, OK 73133

If to the Company:

LSB Industries, Inc.

16 South Pennsylvania

Post Office Box 754

Oklahoma City, Oklahoma 73101

Attn: President

with a copy to:

LSB Industries, Inc.

16 South Pennsylvania

Post Office Box 754

Oklahoma City, Oklahoma 73101

Attn: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

9.3	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

9.4	The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

9.5	This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the executive hereof or in effect among the parties. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by all the parties to this Agreement, or, in the case of a waiver, by the party waiving compliance therewith, which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

9.6	Should any provision of this Agreement be unenforceable or prohibited by an applicable law, this Agreement shall be considered divisible as to such provision which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

9.7	This Agreement may be executed in two or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

9.8	Upon execution of this Agreement, the parties hereto agree that the Original Severance Agreement is no longer in effect and is null and void in all respects.

9.9	All headings in this Agreement are for convenience only and are not intended to affect the meaning of any provision hereof.

10. Section 409A and Section 280G of the Internal Revenue Code.

10.1	6-Month Delay. If any amounts that become due under this Agreement constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (“Section 409A”), payment of such amounts shall not commence until the Executive incurs a “separation from service.” Notwithstanding anything herein to the contrary, if the Executive is a “specified employee,” for purposes of Section 409A of the Code, on the date on which he incurs a separation from service, any payment hereunder that provides for the “deferral of compensation” within the meaning of Section 409A of the Code shall not be paid prior to the first business day after the date that is six months following the Executive’s “separation from service;” provided, however, that a payment delayed pursuant to the preceding clause shall commence earlier in the event of the Executive’s death prior to the end of the six-month period. Within 10 business days after the end of such six months, the Executive shall be paid a lump sum payment in cash equal to any payments delayed because of the preceding sentence. Thereafter, the Executive shall receive any remaining benefits as if there had not been an earlier delay.

10.2	Certain Definitions. For purposes of this Agreement, the term “separation from service” shall have the meaning set forth in Section 409A(a)(2)(i)(A) of the Code and determined in accordance with the default rules under Section 409A. The term “specified employee” shall have the meaning set forth in Section 409A(a)(2)(B)(1) of the Code, as determined in accordance with the uniform methodology and procedures adopted by the Employer and then in effect.

10.3	Dodd-Frank Requirement. Notwithstanding any provision of this Agreement to the contrary, Executive acknowledges that any incentive-based compensation paid to Executive pursuant hereto may be subject to recovery by the Company under any clawback policy which is adopted, as required under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the United States Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Company’s common stock may be traded.

10.4	Intent. The provisions of this Agreement are intended to satisfy the applicable requirements of Section 409A of the Code with respect to amounts subject thereto and shall be performed, interpreted and construed consistent with such intent. If any provision of this Agreement does not satisfy such requirements or could otherwise cause the Executive to recognize income under Section 409A of the Code, the Executive and the Company agree to negotiate in good faith an appropriate modification to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the requirements of Section 409A of the Code or otherwise causing the recognition of income thereunder.”

10.5

280G Parachute Payments. In the event that any payments or benefits (whether made or provided pursuant to this Agreement or otherwise) provided to Executive constitute “parachute payments”’ within the meaning of Section 280G of the Code (“Parachute Payments”), and will be subject to an excise tax imposed pursuant to Section 4999 of the Code, the Executive’s Parachute Payments will be reduced to an amount determined by the Company in good faith to be the maximum amount that may be provided to the Executive without resulting in any portion of such Parachute Payments being subject to such excise tax (the amount of such reduction, “Cutback Benefits”). The Parachute Payment reduction contemplated by the preceding sentence, if applicable, shall be implemented by determining the “Parachute Payment Ratio” (as defined below) for each Parachute Payment and then reducing the Parachute Payment in order beginning with the Parachute Payment with the highest Parachute Payment Ratio. For Parachute Payments with the same Parachute Payment Ratio, such Parachute Payments shall be reduced based on the time of payment of such Parachute Payments, with amounts having later payment dates being reduced first. For Parachute Payments with the same Parachute Payment Ratio and the same time of payment, such Parachute Payments shall be reduced on a pro rata basis (but not below zero) prior to reducing Parachute Payments with a lower Parachute Payment Ratio. For purposes hereof, the term “Parachute Payment Ratio” shall mean a fraction the numerator of which is the value of the applicable Parachute Payment for purposes of Section 280G of the Code and the denominator of which is the intrinsic value of such Parachute Payment.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

“EXECUTIVE”

/s/ Tony M. Shelby
TONY M. SHELBY

“COMPANY”

LSB INDUSTRIES, INC.

By:	/s/ Barry Golsen
Barry Golsen, Chief Executive Officer